                                                                     EXHIBIT 4.4


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                     CAPITAL SECURITIES GUARANTEE AGREEMENT

                       National Commerce Capital Trust I

                           Dated as of March 27, 1997


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

CROSS-REFERENCE TABLE*
----------------------

Section of Trust Indenture                                  Section of Capital Securities
Act of 1939, as amended                                     Guarantee Agreement
310(a)  . . . . . . . . . . . . . . . . . . . . . . . . .           4.1(a)
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . .           4.1(c)
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.2(a)
311(b)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.2(b)
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.2(a)
312(b)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.2(b)
312(c)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.2(c)
313 . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.3
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.4
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
314(c)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.5
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.5
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . .           Inapplicable
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . .           3.1(b)
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.7
315(c)  . . . . . . . . . . . . . . . . . . . . . . . . .           3.1(c)
315(d)  . . . . . . . . . . . . . . . . . . . . . . . . .           3.1(d)
316(a)  . . . . . . . . . . . . . . . . . . . . . . . . .           5.4(a), 2.6
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . .           2.1(c)

-------------
* This Cross-Reference Table does not constitute part of this Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS

                                                                                                                               Page
CROSS-REFERENCE TABLE*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i

                                                              ARTICLE I
                                                    DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                              ARTICLE II
                                                         TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 2.2  Lists of Holders of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.3  Reports by the Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.4  Periodic Reports to Guarantee Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.5  Evidence of Compliance with Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.6  Events of Default; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION 2.7  Events of Default; Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 2.8  Conflicting Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                             ARTICLE III
                                                     POWERS, DUTIES AND RIGHTS OF
                                                          GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION 3.2  Certain Rights of Guarantee Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 3.3  Not Responsible for Recitals or Issuance of Capital Securities Guarantee . . . . . . . . . . . . . . . . . . . . .  10

                                                              ARTICLE IV
                                                          GUARANTEE TRUSTEE

SECTION 4.1  Guarantee Trustee; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 4.2  Appointment, Removal and Resignation of Guarantee Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                              ARTICLE V
                                                              GUARANTEE

SECTION 5.1  Capital Securities Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                                                                                                Page
SECTION 5.2  Waiver of Notice and Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 5.3  Obligations Not Affected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 5.4  Rights of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 5.5  Guarantee of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 5.6  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 5.7  Independent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                              ARTICLE VI
                                              LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1  Limitation of Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 6.2  Ranking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                             ARTICLE VII
                                                             TERMINATION

SECTION 7.1  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                             ARTICLE VIII
                                                           INDEMNIFICATION

SECTION 8.1  Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 8.2  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 8.3  Compensation; Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                              ARTICLE IX
                                                            MISCELLANEOUS

SECTION 9.1  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 9.2  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 9.3  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 9.4  Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 9.5  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 9.6  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                              GUARANTEE AGREEMENT

                 This GUARANTEE AGREEMENT (the "Capital Securities Guarantee"), dated as of ________, 1997, is executed and delivered by National Commerce Bancorporation, a Tennessee corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of National Commerce Capital Trust I, a Delaware statutory business trust (the "Issuer").

                 WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration") dated as of March 27 1997 among the trustees named therein of the Issuer, the administrators named therein of the Issuer, National Commerce Bancorporation, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer issued on March 27, 1997 securities, having an aggregate liquidation amount of up to $50,000,000, designated the Floating Rate Capital Trust Pass-through Securities(SM) (the "Old Capital Securities");

                 WHEREAS, the Old Capital Securities were guaranteed by the Guarantor to the extent and on the terms and conditions set forth in the Guarantee Agreement dated as of March 27, 1997 (the "Old Guarantee") from the Guarantor to the Guarantee Trustee for the benefit of the Holders of the Old Capital Securities;

                 WHEREAS, the Guarantor has also executed and delivered a guarantee agreement dated as of March 27, 1997 (the "Common Securities Guarantee") in substantially identical terms to this Capital Securities Guarantee for the benefit of the holders of the Common Securities (as defined in the Declaration), except that if a Declaration Event of Default (as defined herein) has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of the Holders of the Capital Securities to receive Guarantee Payments under this Capital Securities Guarantee.

                 WHEREAS, pursuant to the Registration Rights Agreement (as defined in the Declaration), the Trust has offered to exchange up to $50,000,000 aggregated liquidation amount of Floating Rate Capital Trust Pass-through Securities(SM) (the "New Capital Securities" and, together with the Old Capital Securities, the "Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for a like liquidation amount of its outstanding Old Capital Securities (the "Exchange Offer");

                 WHEREAS, pursuant to the Exchange Offer, the Guarantor and the Guarantee Trustee wish to exchange the Old Guarantee for this Capital Securities Guarantee, which is substantially the same as the Old Guarantee, except that it has been registered under the Securities Act and qualified under the Trust Indenture Act and which is for the benefit of the Holders of New Capital Securities and Old Capital Securities not exchanged for New Capital Securities; and

                 WHEREAS, as incentive for the Holders to certain the Capital Securities (which the Guarantor agrees will benefit it), the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the foregoing premises, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation

                 In this Capital Securities Guarantee, unless the context otherwise requires:

                 (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                 (b) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

                 (c) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee, as modified, supplemented or amended from time to time;

                 (d) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

                 (e) terms defined in the Declaration as at the date of execution of this Capital Securities Guarantee or in the Trust Indenture Act, as the case may be, have the same meanings when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

                 (f) a reference to the singular includes the plural and vice versa.

                 "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Guarantee Agreement is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                 "Covered Person" means any Holder of Capital Securities.

                 "Debentures" means the junior subordinated debentures of National Commerce Bancorporation designated the Floating Rate Junior Subordinated Deferrable Interest Debentures due 2027, held by the Institutional Trustee (as defined in the Declaration) of the Issuer.

                 "Declaration Event of Default" means an "Event of Default" as defined in the Declaration.

                 "Event of Default" has the meaning set forth in Section 2.6.

                 "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) which are required to be paid on such Capital Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer shall have funds available therefor, with respect to any Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders of the Capital Securities in exchange therefor as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

                 "Guarantees" means the Common Securities Guarantee and this Capital Securities Guarantee, collectively.

                 "Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Guarantee Trustee.

                 "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

                 "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

                 "Indenture" means the Indenture dated as of March 27, 1997, between the Guarantor and The Bank of New York, not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Institutional Trustee of the Issuer.

                 "Liquidation Distribution" has the meaning set forth in the definition of "Guarantee Payments" herein.

                 "Majority in liquidation amount of the Capital Securities" means Holder(s) of outstanding Capital Securities, voting together as a class, but separately from the holders of Common Securities, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Capital Securities then outstanding.

                 "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:

                 (a) a statement by each officer signing the Officer's Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                 (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

                 (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Redemption Price" has the meaning set forth in the definition of " Guarantee Payments" herein.

                 "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                 "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                 "Trust Securities" means the Common Securities and the Capital Securities.

                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application

                 (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions;

                 (b) This Capital Securities Guarantee has been qualified under the Trust Indenture Act; and

                 (c) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2  Lists of Holders of Securities

                 (a) The Guarantor shall provide the Guarantee Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") as of such record date, provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                 (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by the Guarantee Trustee

                 Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act. The Guarantor will notify the Guarantee Trustee if and when any Capital Securities are listed on any stock exchange.

SECTION 2.4  Periodic Reports to Guarantee Trustee

                 The Guarantor shall provide to the Guarantee Trustee such documents, reports and information (if any) as are required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such compliance certificate shall be delivered on or before 120 days after the end of the fiscal year of the Guarantor.

SECTION 2.5  Evidence of Compliance with Conditions Precedent

                 The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Capital Securities Guarantee that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officer's Certificate.

SECTION 2.6  Events of Default; Waiver

                 (a) An Event of Default under this Capital Securities Guarantee will occur upon the failure of the Guarantor to perform any of its payment or other obligations hereunder.

                 (b) The Holders of a Majority in liquidation amount of Capital Securities may, voting or consenting as a class, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7  Events of Default; Notice

                 (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, however, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

                 (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice from the Guarantor or a Holder of the Capital Securities (except in the case of a payment default), or a Responsible Officer of the Guarantee Trustee charged with the administration of this Capital Securities Guarantee shall have obtained actual knowledge, thereof.

SECTION 2.8  Conflicting Interests

                 The Indenture, the Debentures issued or to be issued thereunder, the Declaration, the Trust Securities issued or to be issued thereunder and the Capital Securities Guarantee and the Common Securities Guarantee in connection therewith shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the proviso contained in Section 310(b)(1) of the Trust Indenture Act.

                                  ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Guarantee Trustee

                 (a) This Capital Securities Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee, as such, shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                 (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders of the Capital Securities.

                 (c) The Guarantee Trustee, before the occurrence of any Event of Default and after curing all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                  (A)  the duties and obligations of the
                          Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Guarantee Trustee; and

                                  (B)  in the absence of bad faith on the part
                          of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

                          (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that such Responsible Officer of the Guarantee Trustee or the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee; and

                          (iv) no provision of this Capital Securities Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2  Certain Rights of Guarantee Trustee

                 (a)  Subject to the provisions of Section 3.1:

                          (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                          (ii)  Any direction or act of the Guarantor
                 contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by an Officer's Certificate, unless otherwise prescribed herein.

                          (iii) Whenever, in the administration of this Capital Securities Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                          (iv) The Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction.

                          (v)  The Guarantee Trustee shall be under no
                 obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing contained in this
                 Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee.

                          (vi) The Guarantee Trustee shall not be bound to make any
                 investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                          (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                          (viii) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

                          (ix) Whenever in the administration of this Capital Securities Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                          (x) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Capital Securities Guarantee.

                 (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Capital Securities Guarantee

                 The recitals contained in this Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee, except that it has the authority to enter into this Capital Securities Guarantee and that this Capital Securities Guarantee has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of the Guarantee Trustee, enforceable against it in accordance with its terms.

                                   ARTICLE IV
                               GUARANTEE TRUSTEE

SECTION 4.1  Guarantee Trustee; Eligibility

                 (a) There shall at all times be a Guarantee Trustee which shall:

                          (i)  not be an Affiliate of the Guarantor; and

                          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in
         Section 4.2(c).

                 (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2  Appointment, Removal and Resignation of Guarantee Trustee

                 (a) The Guarantee Trustee may be removed with cause at any time by the Holders of at least a Majority in liquidation amount of the Capital Securities. Subject to Section 4.2(b), the Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. A resigning Guarantee Trustee shall appoint a successor by
         (i) requesting from at least three Persons meeting the eligibility requirements of Section 4.1 such Person's expenses and charges to serve as the Guarantee Trustee and (ii) selecting the Person who agrees to the lowest expenses and charges.

                 (b) The Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                 (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                 (d) If a resigning Guarantee Trustee shall fail to appoint a successor, or if the Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee, or if any vacancy shall occur in the office of the Guarantee Trustee for any cause, the Holders of not less than 25% in aggregate liquidation amount of the Capital Securities then outstanding shall promptly appoint a Successor Guarantee Trustee. If no Successor Guarantee Trustee shall have been so appointed by the Holders or such appointment shall not have been accepted by the Successor Guarantee Trustee within 60 days after delivery of an instrument of removal or resignation, any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                 (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                 (f) Upon termination of this Capital Securities Guarantee or removal or resignation of the Guarantee Trustee pursuant to this
         Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts owing to the Guarantee Trustee under Sections 8.2 and 8.3 accrued to the date of such termination, removal or resignation.

                                   ARTICLE V
                                   GUARANTEE

SECTION 5.1  Capital Securities Guarantee

                 The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense (except a defense of payment by the Issuer), right of set-off or counterclaim that the Issuer may have or assert. Such Guarantee Payments shall rank pari passu with any payments made in respect of the Common Securities; provided, however, if a Declaration Event of Default resulting from an Indenture Event of Default has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments are subordinated to the rights of Holders of the Capital Securities to receive any payments under this Capital Securities Guarantee. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2  Waiver of Notice and Demand

                 The Guarantor hereby waives notice of acceptance of this Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  Obligations Not Affected

                 The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                 (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

                 (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

                 (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                 (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                 (e) any invalidity of, or defect or deficiency in, the Capital Securities;

                 (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                 (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                 There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4  Rights of Holders

                 (a) The Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Capital Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Capital Securities Guarantee; provided, however, that (subject to Section 3.1) the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee shall determine that the actions so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Guarantee Trustee in good faith by its board of directors or trustees, executive committees or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Guarantee Trustee in personal liability.

                 (b) Any Holder of Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any such action be brought first against the Issuer, the Guarantee Trustee or any other Person before so proceeding directly against the Guarantor.

SECTION 5.5  Guarantee of Payment

                 This Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6  Subrogation

                 The Guarantor shall be subrogated to all rights (if any) of the Holders of Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, after giving effect to any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount promptly to the Holders.

SECTION 5.7  Independent Obligations

                 The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee, notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1  Limitation of Transactions

                 So long as any Capital Securities remain outstanding, if (i) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, (ii) there shall have occurred and be continuing an Event of Default or a Declaration Event of Default or (iii) the Guarantor shall have selected an Extension Period as provided in the Declaration and such period, or any extension thereof, shall be continuing, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Guarantor's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of the Guarantor's capital stock or rights to acquire such capital stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Guarantor's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock or rights to acquire such capital stock for another class or series of the Guarantor's capital stock or rights to acquire any such stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends and distributions made on the Guarantor's capital stock or rights to acquire such capital stock with the Guarantor's capital stock or rights to acquire such capital stock, or (v) any declaration of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto), or make any guarantee payments (other than payments under this Capital Securities Guarantee and the Common Securities Guarantee) with respect to the foregoing and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures.

SECTION 6.2  Ranking

                 This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture) of the Guarantor. By their acceptance thereof, each Holder of Capital Securities agrees to the foregoing provisions of this Capital Securities Guarantee and the other terms set forth herein. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness of the Guarantor.

                 The right of the Guarantor to participate in any distribution of assets of any of its subsidiaries upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Guarantor's obligations under this Capital Securities Guarantee will be effectively subordinated to all existing and future liabilities of the Guarantor's subsidiaries, and claimants should look only to the assets of the Guarantor for payments thereunder. This Capital Securities Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Guarantor, including Senior Indebtedness of the Guarantor, under any indenture that the Guarantor may enter into in the future or otherwise.

                 If a Declaration Event of Default has occurred and is continuing, the rights of holders of the Common Securities of the Issuer to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments.

                 The obligations of the Guarantor under this Capital Securities Guarantee shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred securities or capital securities, in each case ranking pari passu with the Capital Securities, issued by the Trust and with any other security, guarantee or other obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Capital Securities Guarantee.

                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1  Termination

                 This Capital Securities Guarantee shall terminate as to the Capital Securities (i) upon full payment of the Redemption Price of all Capital Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Capital Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon dissolution of the Issuer. This Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.

                                  ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1  Exculpation

                 (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence, willful misconduct or bad faith with respect to such acts or omissions.

                 (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Issuer or the Guarantor and upon such information, opinions, reports or statements presented to the Issuer or the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care by such Indemnified Person, including information, opinions, reports or statements as to the value and amount of any assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

SECTION 8.2  Indemnification

                 The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Indemnified Person, arising out of or in connection with the acceptance or administration of this Capital Securities Guarantee, including the reasonable costs and expenses (including reasonable legal fees and expenses) of the Indemnified Person defending itself against any claim or liability in connection with the exercise or performance of any of the Indemnified Person's powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Capital Securities Guarantee. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Capital Securities Guarantee.

SECTION 8.3  Compensation; Reimbursement of Expenses

                 The Guarantor agrees:

                 (a) to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder; and

                 (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Capital Securities Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith.

                 The provisions of this Section 8.3 shall survive the resignation or removal of the Guarantee Trustee and the termination of this Capital Securities Guarantee.

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.1  Successors and Assigns

                 All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, in each case, to the extent permitted under the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Capital Securities Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Capital Securities.

SECTION 9.2  Amendments

                 Except with respect to any changes that do not adversely affect the rights of Holders of the Capital Securities in any material respect (in which case no consent of Holders will be required), this Capital Securities Guarantee may be amended only with the prior approval of the Holders of not less than a Majority in liquidation amount of the Capital Securities. The provisions of the Declaration with respect to amendments thereof apply to the giving of such approval.

SECTION 9.3  Notices

                 All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                 (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Capital Securities):

                          The Bank of New York
                          101 Barclay Street
                          Floor 21 West
                          New York, New York 10286
                          Attention: Timothy Shea
                          Telecopy:  (212) 815-5915

                 (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities and to the Guarantee Trustee):





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
                          National Commerce Bancorporation
                          One Commerce Square
                          Memphis, Tennessee 38150
                          Attention: Gary Lazarini
                          Telecopy:  (901) 523-3704

                 (c) If given to any Holder of the Capital Securities, at the address set forth on the books and records of the Issuer.

                 All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4  Benefit

                 This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

SECTION 9.5  Governing Law

                 THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 9.6  Counterparts

                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.





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

                 THIS CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                               NATIONAL COMMERCE BANCORPORATION,
                                   as Guarantor

                               By:
                                  -------------------------------
                                  Name:
                                  Title:

                               THE BANK OF NEW YORK,
                                   as Guarantee Trustee

                               By:
                                  -------------------------------
                                  Name:
                                  Title:





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